As filed with the Securities and Exchange Commission on October 4, 1996

                                               Registration No. 333-____________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ----------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                ----------------

                       ALLIANCE SEMICONDUCTOR CORPORATION
             (Exact name of Registrant as specified in its charter)

           DELAWARE                                              77-0057842
(State or other jurisdiction of                               (I.R.S. employer
 incorporation or organization)                              identification no.)


                             3099 North First Street
                               San Jose, CA 95134
                    (Address of principal executive offices)

                            -----------------------

                        1996 EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the Plan)

                             -----------------------

                                N. Damodar Reddy
          Chairman of the Board, President and Chief Executive Officer
                       Alliance Semiconductor Corporation
                             3099 North First Street
                               San Jose, CA 95134
                                 (408) 383-4900
 (Name, address and telephone number, including area code, of agent for service)

                            -----------------------

                                    Copy to:

                              Donald M. Keller, Jr.
                                Venture Law Group
                           A Professional Corporation
                               2800 Sand Hill Road
                              Menlo Park, CA 94025
                                 (415) 854-4488

                               Page 1 of 29 Pages
                         Exhibit Index Located on Page 9
               (Calculation of Registration Fee on Following Page)

================================================================================
                        CALCULATION OF REGISTRATION FEE
================================================================================


                                                               Proposed Maximum       Proposed Maximum       Amount of
  Title of Securities to be Registered      Amount to be      Offering Price Per     Aggregate Offering     Registration
                                             Registered              Share                  Price               Fee
--------------------------------------------------------------------------------------------------------------------------
1996 Employee Stock Purchase Plan
Common Stock,
$.01 par value..........................     750,000 Shares        $6.32(1)               $4,743,100           $1,437


-----------------------

(1) Estimated in accordance with Rule 457(h) and 457(c) under the Securities Act of 1933, as amended (the "Securities Act"), solely for the purpose of calculating the registration fee. The computation with respect to unissued shares under the 1996 Employee Stock Purchase Plan is based upon the average of the high and low sale prices of the Common Stock as reported on The Nasdaq National Market on October 1, 1996, multiplied by 85%, which is the percentage of the trading price applicable to purchases under such Plan.

                                       2

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           Incorporation of Documents by Reference.

         The  following   documents  filed  with  the  Securities  and  Exchange
Commission (the "Commission") are hereby incorporated by reference:

         (a) The Registrant's latest Annual Report on Form 10-K filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed;

         (b) The Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1996 filed pursuant to Section 13(a) of the Exchange Act;

         (c) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed with the Commission under
Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

         All documents (but excluding any portions of such documents that the Company has deemed as not filed under the Securities Act or Exchange Act) subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference (but excluding any portions of such documents that the Company has designated as not filed under the Securities Act or Exchange Act) in this Registration Statement and to be part hereof from the date of filing such documents.

Item 4.           Description of Securities.  Not applicable.

Item 5.           Interests of Named Experts and Counsel.

         Certain legal matters with respect to the shares will be passed upon by Venture Law Group, A Professional Corporation, Menlo Park, California.

Item 6.           Indemnification of Directors and Officers.

         Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's Board of Directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. Article VII of the Company's
Certificate of Incorporation limits the liability of directors for monetary damages arising from breach of their fiduciary duty to the fullest extent permissible under Delaware law.

         The Company's Bylaws provide that the Company shall indemnify its directors and officers to the fullest extent permitted by Delaware law, including circumstances in which indemnification is otherwise discretionary under Delaware law. The Company has entered into indemnification agreements with its directors and certain officers containing provisions which are in some respects broader than the specific indemnification provisions contained in the Delaware General Corporation Law. The indemnification agreements may require the Company, among other things, to indemnify its directors and certain officers against certain liabilities that may arise by reason of their status or service as officers or directors (other than liabilities arising from willful misconduct of a culpable nature), to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified, and to obtain directors and officers' liability insurance if available on reasonable terms. The Registrant has also obtained directors and officers' liability insurance covering, subject to certain exceptions, actions taken by the Registrant's directors and officers in their capacities as such.

Item 7.           Exemption from Registration Claimed.  Not applicable.


Item 8.           Exhibits.

                      Exhibit
                       Number

                         4.1(1)  Registrant's Certificate of Incorporation.

                         4.2(1) Registrant's Certificate of Elimination of Series A Preferred Stock.

                         4.3(2) Registrant's Certificate of Amendment of Certificate of Incorporation.

                         4.4 1996 Employee Stock Purchase Plan and related agreements.

                         5.1 Opinion of Venture Law Group, A Professional Corporation.

                         23.1 Consent of Price Waterhouse LLP, independent accountants (see page II-5).

                         23.2 Consent of Venture Law Group, A Professional Corporation (included in
                                 Exhibit 5.1).

                         24.1    Powers of Attorney (see page II-4).


------------------

(1) Incorporated by reference from Registrant's Registration Statement on Form SB-2, as amended (File No. 33-69956-LA), declared effective by the Commission on November 30, 1993.
(2) Incorporated by reference from Registrant's Registration Statement on Form S-8 (File No. 33-747830) filed by the Registrant with the Commission on October 20, 1995.

Item 9.           Undertakings.

         The undersigned Registrant hereby undertakes:

                          (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                          (2) that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                          (3)  to  remove  from   registration  by  means  of  a
         post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as the indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the question has already been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on this 3rd day of October, 1996.

                                             ALLIANCE SEMICONDUCTOR CORPORATION

                                             By:   /S/ N. DAMODAR REDDY
                                             -----------------------------------
                                                  N. Damodar Reddy
                                                  Chairman of the Board,
                                                  Chief Executive Officer and
                                                  President

                                POWER OF ATTORNEY

         Each person whose signature appears below constitutes and appoints N. Damodar Reddy and C.N. Reddy, and each of them, as attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendment to this Registration Statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


   Signature                           Title                        Date
---------------------    --------------------------------    -------------------

/s/ N. DAMODAR REDDY     Chairman of the Board, Chief         October 3, 1996
---------------------    Executive Officer, President
N. Damodar Reddy         and Director(Principal Executive
                         Officer and Principal Financial
                         and Accounting Officer)

/s/ SANFORD L. KANE      Director                             October 3, 1996
---------------------
Sanford L. Kane

/s/ JON B.MINNIS         Director                             October 3, 1996
---------------------
Jon B. Minnis

/s/ C.N. REDDY           Director                             October 3, 1996
---------------------
C.N. Reddy

                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 12, 1996, which appears on page 37 of Alliance Semiconductor Corporation's Annual Report on Form 10-K for the year ended March 30, 1996.


PRICE WATERHOUSE LLP


San Jose, California
October 2, 1996

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


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                                    EXHIBITS

             ------------------------------------------------------


                       Registration Statement on Form S-8

                       ALLIANCE SEMICONDUCTOR CORPORATION

                                INDEX TO EXHIBITS


Exhibit
Number




 4.1(1) Registrant's Certificate of Incorporation.



 4.2(1) Registrant's Certificate of Elimination of
        Series A Preferred Stock.


 4.3(2) Registrant's Certificate of Amendment of
        Certificate of Incorporation.


 4.4    1996 Employee Stock Purchase Plan and related agreements.



 5.1    Opinion of Venture Law Group, A Professional Corporation.



23.1    Consent of Price Waterhouse, independent accountants
        (see page II-5).



23.2    Consent of Venture Law Group, A Professional Corporation
        (included in Exhibit 5.1).


24.1    Powers of Attorney (see page II-4)


------------------

(1) Incorporated by reference from Registrant's Registration Statement on Form SR-2, as amended (File No. 33-69956-LA), declared effective by the Commission on November 30, 1993.
(2) Incorporated by reference from Registrant's Registration Statement on Form S-8 (File No. 33-747830) filed by the Registrant with the Commission on October 20, 1995.